Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Second Quarter 2026 Results

Exceptional Order Intake and Increasing Market Share Drive Sequential Backlog Growth of 121%

Aftermarket revenue growth of 13% Year over Year; Second Aftermarket acquisition completed following Quarter-End

Operating cash flow of $12.1 million, and Free Cash Flow of $11.3 million, up 43% year over year

CHICAGO, August 3, 2026 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•
Revenues of $113.1 million, compared to $118.6 million in the second quarter of 2025, with railcar deliveries of 927 units compared to 939 units in the prior year period
•
Aftermarket revenues grew 13% year over year, reflecting continued organic growth in parts and components and the contribution from our recent acquisition
•
Gross margin of 5.5% with gross profit of $6.2 million, inclusive of $2.2 million of workforce realignment costs, compared to gross margin of 15.0% with gross profit of $17.8 million in the second quarter of 2025
•
Recorded a $24.9 million non-cash loss related to share price appreciation accounting on the warrant liability, resulting in a net loss of $30.1 million, or $(0.94) per diluted share, and adjusted net loss of $0.8 million, or $(0.02) per diluted share, compared to adjusted net income of $3.8 million, or $0.11 per diluted share, in the prior year period.
•
Holder exercised outstanding warrants during the quarter, reducing the warrant liability to $14.0 million at June 30, 2026 from $119.4 million at March 31, 2026 and resulting in positive stockholders’ equity of $36.2 million.
•
Adjusted EBITDA of $1.2 million, representing a margin of 1.0%, compared to $9.3 million and a margin of 7.8% in the second quarter of 2025
•
Ended the quarter with a backlog of 3,972 units valued at $344 million, reflecting a diversified mix of new railcar builds, conversions and retrofits

“Our second-quarter results reflect two different realities,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “Commercially, we delivered one of the strongest order quarters in our recent history, with backlog value increasing 121% sequentially and our share of industry new-railcar orders reaching approximately 45%. Operationally, the production ramp began later than planned due to customer delivery timing, reducing fixed-cost absorption and shifting a portion of expected 2026 deliveries into early 2027.”

Randall continued, “We realigned our Castaños operating footprint to the productivity improvements achieved over the past two years, while preserving the installed capacity and critical capabilities required to scale. As a result, we expect to generate approximately $12 million of annualized structural savings, with benefits beginning in the third quarter. Combined with 13% growth in aftermarket revenue and the addition of our second acquisition following quarter-end, we enter the second half with a substantially larger backlog, a lower cost base and a broader presence across the railcar lifecycle.”

Fiscal Year 2026 Outlook

The Company has updated its outlook for fiscal year 2026 as follows:

	Updated Fiscal 2026 Outlook	Year-over-Year Change at Midpoint of Range
Railcar Deliveries	3,500 – 3,900 railcars	(10.3)%
Revenue	$410 - $460 million	(13.2)%
Adjusted EBITDA1	$36 - $44 million	(2.9)%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “Free cash flow rose 43% year over year to $11.3 million, while maintaining solid balance sheet flexibility. We also closed our second aftermarket acquisition in under a year, an immediately accretive addition to our business as we continue to execute on our capital allocation priorities. While our updated full-year outlook reflects the shift in new railcar delivery timing, our lower cost structure and robust order intake support stronger results in the back half. Our long-term growth trajectory and value we are building for the years ahead remain firmly on track.”

Second Quarter 2026 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, August 4, 2026, at 11:00 a.m. (Eastern Time) to discuss its second quarter 2026 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
August 4, 2026
•
11:00 a.m. Eastern Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access: FreightCar America Second Quarter 2026 Earnings Conference Call - 1769392

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Tuesday, August 4, 2026, until 11:59 p.m. (Eastern Time) on Tuesday, August 18, 2026. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13761654. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, and Free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	chris@jbgcapadvisory.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$62,978	$64,295
Accounts receivable, net	13,215	12,443
VAT receivable	6,665	6,097
Inventories, net	57,831	68,295
Prepaid expenses and other current assets	10,226	8,875
Total current assets	150,915	160,005
Property, plant and equipment, net	28,384	30,969
Right of use asset lease	39,381	40,281
Intangibles, net	4,491	4,877
Deferred income taxes	52,053	52,970
Other long-term assets	872	947
Total assets	$276,096	$290,049
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts and contractual payables	$63,177	$55,671
Accrued payroll and other employee costs	5,803	9,110
Accrued warranty	1,989	2,050
Deferred revenue	3,046	539
Current portion of long-term debt	2,875	9,728
Lease liability, current	1,990	1,888
Other current liabilities	4,390	6,611
Total current liabilities	83,270	85,597
Long-term debt, net of current portion	97,850	97,514
Warrant liability	13,977	168,529
Accrued pension costs	1,292	1,256
Lease liability, long-term	42,205	43,233
Other long-term liabilities	1,301	1,333
Total liabilities	239,895	397,462
Stockholders’ equity (deficit)
Common stock	358	221
Additional paid-in capital	204,519	72,557
Accumulated other comprehensive income	2,293	2,324
Accumulated deficit	(170,969)	(182,515)
Total stockholders’ equity (deficit)	36,201	(107,413)
Total liabilities and stockholders’ equity (deficit)	$276,096	$290,049

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues	$113,138	$118,623	$177,446	$214,913
Cost of sales	106,967	100,802	160,465	182,698
Gross profit	6,171	17,821	16,981	32,215
Selling, general and administrative expenses	10,467	10,114	21,871	20,637
Operating (loss) income	(4,296)	7,707	(4,890)	11,578
Interest expense	(3,045)	(4,382)	(6,421)	(8,718)
(Loss) gain in fair market value of warrant liability	(24,889)	(47,630)	24,215	5,258
Other (expense) income	(218)	3,296	(24)	3,157
(Loss) income before income taxes	(32,448)	(41,009)	12,880	11,275
Income tax (benefit) provision	(2,345)	(52,688)	1,334	(50,852)
Net (loss) income	$(30,103)	$11,679	$11,546	$62,127
Net (loss) earnings per common share - basic	$(0.94)	$0.36	$0.35	$1.89
Net (loss) earnings per common share - diluted	$(0.94)	$0.34	$0.32	$1.79
Weighted average common shares outstanding – basic	31,939,312	31,793,746	31,933,492	31,727,903
Weighted average common shares outstanding – diluted	31,939,312	33,398,330	35,549,254	33,603,627

FreightCar America, Inc.

Condensed Consolidated Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2026			June 30, 2025
	Manufacturing	Aftermarket	Total	Manufacturing	Aftermarket	Total
Revenues	$104,282	$8,856	$113,138	$110,757	$7,866	$118,623
Cost of sales	101,000	5,967		95,831	4,971
Segment gross profit	$3,282	$2,889	$6,171	$14,926	$2,895	$17,821
Other segment items (1)	599	946		402	510
Segment income	$2,683	$1,943	$4,626	$14,524	$2,385	$16,909

(1) Other segment items in Manufacturing and Aftermarket segments include selling, general and administrative expenses.

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Manufacturing	Aftermarket	Total	Manufacturing	Aftermarket	Total
Revenues	$157,238	$20,208	$177,446	$200,932	$13,981	$214,913
Cost of sales	146,637	13,828		173,896	8,802
Segment gross profit	$10,601	$6,380	$16,981	$27,036	$5,179	$32,215
Other segment items (1)	963	1,895		759	1,076
Segment income	$9,638	$4,485	$14,123	$26,277	$4,103	$30,380

(1) Other segment items in Manufacturing and Aftermarket segments include selling, general and administrative expenses.

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$11,546	$62,127
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	3,709	3,046
Non-cash lease expense on right of use assets	900	1,572
(Gain) on change in fair market value for Warrant liability	(24,215)	(5,258)
Stock-based compensation recognized	2,072	2,701
Deferred income taxes	917	(52,647)
Other non-cash items, net	865	5,690
Changes in operating assets and liabilities:
Accounts receivable	(773)	(3,698)
VAT receivable	(550)	(2,397)
Inventories	10,333	(32,807)
Accounts and contractual payables	8,326	41,164
Income taxes payable, net	(1,286)	(665)
Customer deposits	—	17,611
Other assets and liabilities	(4,078)	(15,117)
Net cash flows provided by operating activities	7,766	21,322
Cash flows from investing activities
Acquisitions	(434)	—
Purchase of property, plant and equipment	(883)	(938)
Proceeds from sale of assets held for sale, net of selling costs	—	585
Net cash flows used in investing activities	(1,317)	(353)
Cash flows from financing activities
Deferred financing costs	—	(1,336)
Borrowings on revolving line of credit	8,000	—
Repayments on revolving line of credit	(8,000)	—
Repayments on term loan	(7,330)	(1,438)
Employee stock settlement	(436)	(487)
Financing lease payments	—	(805)
Net cash flows used in financing activities	(7,766)	(4,066)
Net (decrease) increase in cash and cash equivalents	(1,317)	16,903
Cash, cash equivalents and restricted cash equivalents at beginning of period	64,295	44,450
Cash, cash equivalents and restricted cash equivalents at end of period	$62,978	$61,353
Supplemental cash flow information
Interest paid	$5,729	$4,047
Income taxes paid	$1,381	$3,018
Change in unpaid construction in process	$(120)	$295
Exercise of warrants	$130,337	$—

FreightCar America, Inc.

Reconciliation of (Loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

(Loss) income before income taxes	$(32,448)	$(41,009)	$12,880	$11,275
Depreciation & Amortization	1,845	1,550	3,709	3,046
Interest Expense, net	3,045	4,382	6,421	8,718
EBITDA	(27,558)	(35,077)	23,010	23,039

Change in Fair Value of Warrant (a)	24,889	47,630	$(24,215)	(5,258)
Productivity Initiatives (b)	2,202	-	2,202	-
Professional Services (c)	63	-	872	-
Acquisition & Integration Costs (d)	361	-	361	-
Lease payments in Interest (e)	-	(768)	-	(1,639)
Stock Based Compensation	991	761	2,073	2,701
Other, net	217	(3,296)	24	(3,157)
Adjusted EBITDA	$1,165	$9,250	$4,327	$15,686

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
Represents lease payments recorded within Interest expense due to certain leases previously classified as financing prior to December 2025.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (Loss) income and Adjusted net income (loss)(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net (loss) income	$(30,103)	$11,679	$11,546	$62,127

Change in Fair Value of Warrant (a)	24,889	47,630	(24,215)	(5,258)
Productivity Initiatives (b)	2,202	-	2,202	-
Professional Services (c)	63	-	872	-
Acquisition & Integration Costs (d)	361	-	361	-
Stock Based Compensation	991	761	2,073	2,701
Release of Valuation Allowance (e)	-	(51,872)	-	(51,872)
Other, net	217	(3,296)	24	(3,157)
Total non-GAAP adjustments	28,723	(6,777)	(18,683)	(57,586)
Income tax impact on non-GAAP adjustments (f)	559	(1,060)	5,839	905
Adjusted net (loss) income	$(821)	$3,842	$(1,298)	$5,446

(1) Adjusted net (loss) income represents net (loss) income before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(f)
Income tax impact on non-GAAP adjustments represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Diluted EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Diluted EPS	$(0.94)	$0.34	$0.32	$1.79

Change in Fair Value of Warrant (a)	$0.78	$1.43	$(0.68)	$(0.16)
Productivity Initiatives (b)	0.07	-	0.06	-
Professional Services (c)	-	-	0.02	-
Acquisition & Integration Costs (d)	0.01	-	0.01	-
Stock Based Compensation	0.03	0.02	0.06	0.08
Release of Valuation Allowance (e)	-	(1.55)	-	(1.54)
Other, net	0.01	(0.10)	-	(0.09)
Total non-GAAP adjustments pre-tax per-share	0.90	(0.20)	(0.53)	(1.71)
Income tax impact on non-GAAP adjustments per share (f)	0.02	(0.03)	0.16	0.03
Adjusted EPS	$(0.02)	$0.11	$(0.05)	$0.11

(1) Adjusted EPS represents diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows provided by operating activities and Free cash flow(1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Cash flows provided by operating activities	$ 12,084	$ 8,528	$ 7,766	$ 21,322
Purchase of property, plant and equipment	(736)	(608)	(883)	(938)
Free cash flow	11,348	7,920	6,883	20,384

(1) Free cash flow represents the amount of Cash flows provided by operating activities less capital expenditures.

We believe that Free cash flow is useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.